EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus for the registration of 1,200,000 shares of its Common Stock, of our report dated April 12, 1999, contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.


/S/ ERNST & YOUNG AB

Stockholm, Sweden

February 24, 2000